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                                                                   EXHIBIT 10.80

May 2, 1996




Mr. Christopher Stoddart
Mr. Douglas Reed
KLA Corporation
160 Rio Robles
P.O. Box 49055
San Jose, California  95161-9055

Dear Chris and Doug:

We are pleased to confirm our extension of a Three Million Dollar ($3,000,000) loan facility (the "Facility") to KLA Instruments Corporation ("KLA") to make second mortgage loans to your eligible present and future employees and other eligible co-borrowers on the terms and conditions set forth in this commitment facility letter. The credit extended under this Facility is to be used by approved eligible employees (the "Borrowers") to assist them in purchasing their primary residence (the "Mortgage Loan Supplement Program" or the "Program").

1. All Borrowers under the Mortgage Loan Supplement Program will be eligible KLA employees. Eligibility for participation in the Program will be determined by KLA.

2. The loans made under the Mortgage Loan Supplement Program (the "Loans") will be for the purpose of assisting eligible employees in purchasing their primary residence.

3. The minimum amount of each Loan will be Fifteen Thousand and No/100 Dollars ($15,000.00). The maximum amount of each Loan will be One Hundred Thousand and No/100 Dollars ($100,000.00), or greater, if specifically requested in writing by KLA, and approved by Bank of the West which approval the Bank of the West may withhold in sole and absolute discretion. In no event shall the amount of any Loan, when added to all senior indebtedness secured by the property, exceed ninety-five percent (95%) of the lower the purchase price or the appraised value of the property.



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4.       The interest rate on the Loans will be the published The Wall Street
         Journal, Western Edition, prime rate (the "Index Rate") plus one percent (1%) per annum and will be computed on a 360-day year, twelve 30-day months' basis. The maximum interest rate shall not exceed five percentage points (5%) above the initial loan rate. The interest rate will be fixed each month as of the first day of each month ("Change Date"). If the Change Date occurs on a weekend or holiday and no Index Rate is published on that day, then the Index Rate published on the next succeeding business day shall be utilized to determine the interest applicable to the Change Date.

5. The term of each Loan will be three to seven years from the making of the Loan, as determined by Bank of the West in consultation with KLA. Principal will be paid in equal annual installments. Interest will accrue monthly and be paid annually along with each yearly principal payment.

6. KLA employees who are residents of California will provide a second deed of trust on the residence purchased as collateral for Loans extended under the Program. Loans to employees in other states will be secured by second mortgages on the residences purchased. The closing of the Loan will occur simultaneously with the closing of the first deed of trust/mortgage.

7. KLA will pay all escrow fees, title insurance fees (including endorsements), appraisal fees (Lender will use senior deed of trust lender's appraisal if it's current and meets regulatory standards) and all other similar closing costs and loan costs in connection with the loans. Bank of the West will not charge any "points" or up front fees in connection with the Loans.

8. Documentation for these transactions will be a variable rate promissory note, Bank of the West's second deed of trust or mortgage documentation in effect from time to time (which will be modified, as appropriate to accommodate the special features of this Facility), appraisals, casualty insurance (naming Bank of the West as additional loss payee), lender title insurance, and other traditional closing documentation. The currently effective Bank of the West second deed of trust is attached here to. Second mortgage documentation, if applicable, will be subject to prior review and approval by KLA.



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9.       If a Borrower's employment with KLA is terminated as a result of a lay off or reduction in force, permanent disability, or death prior to maturity, the Loan will continue until maturity; if a Borrower's employment with KLA is terminated by the employee voluntarily or by KLA other than as a result of a layoff or reduction in force, then the Loan will mature sixty days thereafter. The Guaranty (as defined below) will continue until the Loan is paid in full. At maturity or upon earlier termination as described above, the Borrower will be required to repay the Loan. Upon default or upon maturity, Bank of the West will have the right to either (i) foreclose on the deed of trust or (ii) call on the Guaranty. If KLA pays on the Guaranty, Bank of The West will assign the Note, Deed of Trust and other loan documents and all of their rights thereunder to KLA.

10. Bank of the West will provide KLA with a copy of each annual payment request sent to each Borrower.

11.      KLA agrees to:

           (a) Provide Bank of the West with a master continuing guaranty substantially in the form attached (the "Guaranty"), guaranteeing the Borrowers' obligations and performance on the indebtedness (including indebtedness arising out of actions taken by Bank of the West to protect its security under any Loan made pursuant to this Facility). KLA agrees and acknowledges that because the loan-to-value ratio permitted under this Facility will be high, Bank of the West is relying on the Guaranty as its assurance against any loss in connection with the Loans to be made to the Borrowers,

           (b) Provide Bank of the West with a letter (in the form attached hereto) as part of each loan application by an eligible Borrower(s), confirming such Borrowers' eligibility to apply under the Program (the "Eligibility Letter").

           (c) Provide Bank of the West with 10-Qs and 10-Ks and such other KLA financial data as reasonably requested from time to time. Such data shall include, without limitation, an annual audited balance sheet and income statement substantially in the form previously submitted to Banque Nationale de Paris.

           (d) Provide Bank of the West with adequate documentation to substantiate KLA's authorization and authority, to enter into this transaction, including, without limitation, an opinion of counsel for KLA regarding the due execution and enforceability of the Guaranty, certified copy of the Board of Directors Resolution Certificate approving the transaction and an Incumbency Certificate.

           (e) Inform Bank of the West if a Borrower's employment is terminated for any reason, and whether the termination is the result of a reduction in force, lay off, permanent disability or death prior to maturity of the loan.

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         (f) Provide Bank of the West a list of persons authorized to execute
         Eligibility Letters.

12.      Termination of Facility

         This Facility may be terminated at any time by either Bank of the West or KLA by written notice given to the other party. Notwithstanding any such termination, (i) all Loans outstanding under this Facility at the time of termination shall remain in effect in accordance with their terms and (ii) all rights of Bank of the West under loan documentation, including the Guaranty, shall continue in effect until all outstanding indebtedness under this Facility has been repaid in full and all related obligations have been performed.


Dated: May 2, 1996

Bank of the West



James M. Griffith
Vice President and Manager



Accepted:

KLA Instruments Corporation



By: /s/ Chris Stoddart
    --------------------------
Date: May 8, 1996
      ------------------------


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                             UNCONDITIONAL GUARANTY

         This Guaranty (the "Guaranty") is made as of May 8, 1996 by KLA Instruments Corporation ("KLA"), a Delaware corporation (the "Guarantor"), in favor of Bank of the West, a California corporation (the "Lender").

         1. This Guaranty is made in order to induce the Lender to make loans to certain of Guarantor's employees and their spouses (the "Borrowers") identified by the Guarantor as eligible to participate in the Mortgage Loan Supplement Program (as defined in the Mortgage Loan Supplement Program Commitment dated May 2, 1996 ) (the "Loans"). The Guarantor understands that the proceeds of each Loan will be used by each of the Borrowers to purchase their, his, or her primary residence or to pay off existing loans made by KLA to certain Borrowers. The amount of each Loan shall not be less than Fifteen Thousand and No/100 Dollars ($15,000.00) nor more than One Hundred Thousand and No/100 Dollars ($100,000.00), provided, however, the Lender may in its sole and absolute discretion loan an amount in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) to a Borrower if the Guarantor specifically requests in writing that such loan be made. The total original, principal amount of all Loans shall not in the aggregate exceed Three Million and No/100 Dollars ($3,000,000.00). Each Loan will be evidenced by an adjustable rate promissory note in substantially the form attached to this Guaranty executed by the respective Borrowers (the "Notes"). All Loans will be secured by a second lien priority deed of trust or mortgage, depending on the state in which the purchased residence is located, (the "Deeds of Trust") and certain other documents evidencing or securing the Loans, each of which shall be in substantially the form reviewed and approved by Guarantor prior to the execution thereof. The Borrowers will also execute certain other documents such as, but not limited to, Truth-in-Lending disclosure statements and Regulation Z forms and RESPA statements in connection with these Loans. (The Note, Deed of Trust, and all other documents executed by the Borrowers in connection with the Loan shall hereinafter be referred to as the "Loan Documents".) Lender will provide Guarantor with true, correct and complete copies of the Loan Documents promptly following delivery, execution, and recording (as the case may be) of such documents.

         2. The Guarantor guarantees to the Lender, its successors, and assigns the full and prompt payment of each of the Notes in accordance with its terms, when due, by acceleration or otherwise and the full, prompt, and complete performance of all obligations of the Borrowers set forth in the Loan Documents. Upon a default by a Borrower in the performance of any of its obligations under the Loan Documents (excluding performance of its payment obligations), Bank shall give Guarantor notice of such default and the opportunity to cure such default for a period of thirty (30) days before exercising any remedies against the Borrower, including the remedy of accelerating the Loan. If Guarantor does not, within said time period, cure such default to the satisfaction of Bank, then Bank shall have the right to exercise any and all of its remedies against the Borrower under the Loan Documents, including accelerating the Loan.


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         3.       The liability of the Guarantor on this Guaranty is a guaranty of payment and performance and not of collectibility, and is not conditional or contingent on the genuineness, validity, regularity, or enforceability of the Notes, or the other Loan Documents, or on the pursuit by the Lender of any remedies that it now has or may hereafter have with respect thereto.

         4. The liability of the Guarantor under this Guaranty shall in no way be affected by:

                  a. The release or discharge of the Borrowers in any creditor proceeding, receivership, bankruptcy, or other proceeding (by operation of law);

                  b. The impairment, limitation, or modification of the liability of the Borrowers or the estate of the Borrowers, or of any remedy for the enforcement of the Borrowers' liability, resulting from the operation of any present or future provision of the Bankruptcy Code (Title 11 of the United States Code, as amended; 11 USC sections 101-1301) or any bankruptcy, insolvency, debtor relief statute (state or federal), or any other statute, or from the decision of any court;

                  c. The rejection or disaffirmance of the indebtedness, or any portion of the indebtedness, in any judicial or administrative proceeding;

                  d. The cessation by operation of law of the liability of the Borrowers to the Lender;

                  e. Any change in employment status of any of the Borrowers;

                  f. Any divorce or marital separation proceedings or decree with respect to any of the Borrowers.

         5. The Guarantor will file all claims against any Borrowers in any creditor proceeding, receivership, bankruptcy, or other proceeding in which the filing of claims is required by law on any indebtedness of such Borrowers to the Guarantor. The Guarantor will assign to the Lender all rights of the Guarantor on any such indebtedness to the extent that such Borrower's obligations under its Loan Documents have not been satisfied. If the Guarantor does not file any such claim, the Lender, as attorney-in-fact for the Guarantor, is authorized to do so in the name of the Guarantor or, in the Lender's discretion, to assign the claim and to file a proof of claim in the name of the Lender's nominee. In all such proceedings, the person or persons authorized to pay such claim shall pay to the Lender the full amount of any such claim. To the full extent necessary for that purpose, the Guarantor assigns to the Lender all of the Guarantor's rights to any such payments or distributions to which the Guarantor would otherwise be entitled to the extent that such Borrower's obligations under its Loan Documents have not been satisfied.

         6.       The Guarantor hereby waives:

                  a.       Diligence and demand of payment;


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                  b.       All notices to the Guarantor, to any Borrowers, or to
                           any other person, including, without limitation, notice of the acceptance of this Guaranty, notice of the accrual of any obligations contained in the Loan Documents or notice of any other matters relating thereto;

                  c. All demands whatsoever, other than demand for payment under this Guaranty, provided however, failure of Lender to make a demand for payment under this Guaranty shall not exonerate this Guaranty or the Guarantor;

                  d. Any statute of limitations affecting liability under this Guaranty or the enforcement of this Guaranty;

                  e. Any duty on the part of the Lender to disclose to the Guarantor any facts it may now or hereafter know about the Borrowers, regardless of whether the Lender has reason to believe that any such facts materially increase the risk beyond that which the Guarantor intends to assume, or has reason to believe that such facts are unknown to the Guarantor, or has a reasonable opportunity to communicate such facts to the Guarantor. The Guarantor is fully responsible for being and keeping informed of the financial condition of the Borrowers and of all circumstances bearing on the risk of nonpayment of any indebtedness hereby guaranteed;

                  f. All rights and defenses arising out of an election of remedies by the Lender even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor's rights of subrogation and reimbursement against the Borrowers or by any Borrower by the operation of Section 580d of the Code of Civil Procedure or otherwise; and

                  g. Guarantor's rights of subrogation and reimbursement and any other rights and defenses available to the Guarantor by reason of Sections 2787 to 2855 of the California Civil Code, inclusive, and any rights or defenses the Guarantor may have by reason of protection afforded to Guarantor and or the Borrowers (or any Borrowers), with respect to the obligations guaranteed herein, pursuant to the antideficiency or other laws of the State of California limiting or discharging the Guarantor's or the Borrowers'(or any Borrower's) liability, obligations, or indebtedness, including, without limitation, Sections 580a, 580b, 580d, or 726 of the Code of Civil Procedure. The Guarantor agrees that its obligations shall not be affected by any circumstances that constitute a legal or equitable discharge of a guarantor or surety. Notwithstanding the waivers set forth in Paragraph 6 or anything in this Guaranty to the contrary, upon payment in full by Guarantor of all obligations under the Loan Documents with respect to any individual Borrower, Lender shall assign to Guarantor, without representation, warranty or recourse, all right, title, interest and security

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                           (including without limitation, rights or choices in
                           action, if any), held by Lender in respect of such Borrower's Loan Documents.

         7. The Guarantor agrees that the Lender may enforce this Guaranty without the necessity of resorting to or exhausting any security or collateral. The Guarantor waives the right to require the Lender to proceed against any Borrower (or Borrowers); to foreclose any lien on any real or personal property; to exercise any right or remedy under the Loan Documents; to pursue any other remedy; or to enforce any other right.

         8. The Guarantor agrees that the defenses of California Code of Civil Procedure section 726 shall not apply to prevent the Lender from suing upon the Note following taking judgment against the Guarantor. The Guarantor further agrees that nothing herein contained shall prevent the Lender from suing on the Note or from exercising any other rights available to it under the Note or the Loan Documents, including, without limitation, nonjudicial foreclosure under California Civil Code section 2924, and the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of the Guarantor or the Loan Documents even though such exercise may affect, destroy, or eliminate the Guarantor's right of subrogation against the Borrower with respect to any sums paid to the Lender. Without limiting the generality of the waivers contained in this Guaranty, the Guarantor expressly waives any rights or defenses to liability under this Guaranty, based upon Union Bank v Gradsky , or subsequent cases; arising out of California Civil Code sections 2809, 2810, 2819, 2824, 2825, and 2845 through 2850 and California Code of Civil Procedure sections 726, 580a, 580b, and 580d; (including without limitation any right to a fair market value hearing under section 580a of the California Code of Civil Procedure).

         9. The Guarantor shall continue to be liable under this Guaranty, and its provisions shall remain in full force and effect notwithstanding: (a) any defect in the genuineness, validity, regularity, or enforceability of the Notes, the indebtedness evidenced thereby, or the other Loan Documents; (b) any waiver of or failure to enforce any of the terms, covenants, or conditions contained in the Notes or other Loan Documents; (c) any modification, agreement, or stipulation between the Borrowers or a Borrower and the Lender, or their respective successors and assigns, with respect to the Notes or other Loan Documents, except the Lender shall obtain Guarantor's prior written consent with respect to any increase in the amount of the indebtedness to any Borrower (not including the accrual of interest or advances made by Lender to protect its security, including but not limited to the payment of real property taxes and assessments, insurance, attorney fees, costs of collection, and payment to cure defaults on senior liens); and (d) any release by operation of law of any real or personal property or other security then held by the Lender for the performance of the obligations hereby guaranteed.

         10. With respect to any Loans made to a Borrower or Borrowers, until all the terms, covenants, and conditions of the Loan Documents on a Borrower's part to be performed and ob-

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served are fully performed and observed, including payment in full of all obligations under the Note relating to such Loan, the Guarantor:

         a. Shall have no right of subrogation against such Borrower or Borrowers by reason of any payments or acts of performance by the Guarantor in compliance with the obligations of the Guarantor under this Guaranty;

         b. Waives any right to enforce any remedy that the Guarantor shall have against such Borrower or Borrowers by reason of any one or more payments or acts of performance in compliance with the obligations of the Guarantor under this Guaranty; and

         c. Subordinates any liability or indebtedness of such Borrower or Borrowers held by the Guarantor to the obligations of such Borrower or Borrowers to the Lender under any of the Loan Documents or any other instrument of indebtedness.

         11. The Guarantor's obligations under this Guaranty shall be accelerated and become immediately due and payable by any breach or default as described in the following sentence under any other agreement involving the borrowing of money or the extension of credit under which Guarantor may be obligated as borrower, including, without limitation, the Amended and Restated Credit Agreement dated as of April 30, 1994, between Guarantor and Bank of America National Trust and Savings Association, as amended from time to time, and any credit arrangement between Guarantor and Banque Nationale de Paris. Such breach or default shall consist solely of failure to pay any indebtedness when due or such other default that permits or causes (or upon a lapse of time or notice or both would permit or cause) the acceleration of any indebtedness or the termination of any commitment to lend, after the expiration of any grace or cure period provided therein. Provided, however, if a good faith dispute exists between the Guarantor and any such creditor concerning the amount due or the existence of a default, the Guarantor's failure to cure such breach or default, or to pay any amounts claimed, pending resolution of the dispute, shall not constitute a Guarantor's default or breach hereunder.

         12. With or without notice to the Guarantor, the Lender, in its sole discretion, at any time and from time to time, and in such manner and on such terms as it deems fit may apply any or all payments or recoveries (i) from a Borrower, from the Guarantor, or from any other guarantor or endorser under this or any other instrument or (ii) realized from any security to the indebtedness of a Borrower under its respective the Loan Documents, whether such indebtedness is guaranteed by this Guaranty, is otherwise secured, or is due at the time of such application provided, however, that Lender shall apply all payments and recoveries with respect to an individual Borrower's indebtedness, to that Borrower's indebtedness, and shall refund to Guarantor or such Borrower, as their interests may appear, any amount paid or recovered in excess of the amount of such indebtedness then due and payable. All such payments and

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recoveries shall be applied and in such manner, order, or priority as set forth in the Loan Documents.

         13. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Bank upon the insolvency, bankruptcy or reorganization of a Borrower, the Guarantor, any other guarantor, or otherwise, as though such payment had not been made.

         14. No provision of this Guaranty or right of the Lender under this Guaranty can be waived nor can the Guarantor be released from its obligations under this Guaranty except by a writing duly executed by an authorized representative of the Lender or the payment in full of the obligations of all Borrowers (whether such payment is made by Borrowers, Guarantor, proceeds received by Lender upon sale or foreclosure of any real or personal property security, any other guarantor, or from any other source whatsoever) the Guarantor shall continue to be liable under the terms of this Guaranty notwithstanding the transfer by a Borrower of all or any portion of any property securing such Borrower's indebtedness provided, however, that the Deed of Trust shall contain a "due on sale" provision, and the indebtedness of a Borrower shall become due and payable upon the sale or transfer of the property.

         15. Except as set forth in the following sentence the Guarantor shall forthwith pay to the Lender the amount of all reasonable attorneys' fees and costs incurred by the Lender in enforcement or collection of this Guaranty or in the defense or enforcement of the Lender's interests (whether or not the Lender files a lawsuit against the Guarantor) in the event the Lender retains counsel or incurs costs in order to: enforce, or seek to enforce, any of its rights; commence, intervene in, respond to, or defend any action or proceeding relating to this Guaranty; file or prosecute a claim in any action or proceeding (including, without limitation, any probate claim, bankruptcy claim, third party claim, or secured creditor claim) relating to this Guaranty; or represent the Lender in any litigation with respect to the Guarantor's obligations under this Guaranty.

                  If either the Guarantor or the Lender files any lawsuit against the other predicated on this Guaranty, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees and costs.

         16. Every provision of this Guaranty is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

         17. Time is of the essence under this Guaranty and any amendment, modification, or revision of this Guaranty shall be in writing and executed by the parties.

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         18.      Any notice which any party hereto may be required or may
desire to give hereunder shall be deemed to have been given when delivered by hand or three (3) days following mailing if mailed postage-prepaid by United States certified or registered mail, return receipt requested, addressed to such party at the address set forth below or to such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice, as a place for the service of notice:

         To the Lender at:
                           Bank of the West
                           180 Montgomery Street
                           San Francisco, California 94104
                           ATTN: James M. Griffith or Carole A. Obley

         To the Guarantor at:
                           KLA Instruments Corporation
                           160 Rio Robles
                           P.O. Box 49055
                           San Jose, CA  95161-9055
                           ATTN:  Douglas D. Reed or Christopher Stoddart

         19. This Guaranty shall bind the successors and assigns (including any successors or assigns by merger, consolidation, sale of assets, or other transfer of any kind) of the Guarantor and shall inure to the benefit of, and be enforceable by, the Lender, its successors, or assigns. As used herein, the singular shall include the plural, and the masculine shall include the feminine and neuter, and vice versa, if the context so requires.

         20. This Guaranty shall be construed and governed in accordance with the laws of the State of California and Guarantor and Lender agree that the proper venue and jurisdiction for any actions filed for enforcement of any provision of their guarantee shall be either the State or Federal courts in the County of San Francisco.

         21. The language in all parts of this Guaranty shall be in all cases construed simply, according to its fair meaning, regardless of which party drafted the particular language which is being construed.

         IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the day and year first above written.

KLA Instruments Corporation


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By:     /s/ Chris Stoddart
        _____________________________
Name    Chris Stoddart

Title   Treasurer

Date    May 8, 1996

Accepted and Agreed:

Bank of the West


By:     /s/   James M. Griffith
        ______________________________
              James M. Griffith
           Vice President & Manager

Date    May 10, 1996

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